Exhibit 99.1

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

Chicago, April 30, 2019 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the first quarter of 2019.

Highlights:

•	Net sales of $845 million compared to $929 million in the first quarter of 2018

•	Organic net sales decrease of 4.6% from the first quarter of 2018

•	GAAP net loss of $126 million, or $3.79 per diluted share, compared to a net loss of $11 million, or $0.32 per diluted share in the first quarter of 2018

•	Non-GAAP net loss of $5 million, or $0.16 per diluted share, compared to a non-GAAP net loss of $4 million, or $0.11 per diluted share in the first quarter of 2018

•	Non-GAAP adjusted EBITDA of $42 million, or 5.0% of net sales, compared to $53 million, or 5.7% of net sales, in the first quarter of 2018

“First quarter results were consistent with our expectations,” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “While we continue to see weakness in demand for Magazines, Catalogs and Logistics, our Book and Office Products segments both delivered year-over-year improvement in earnings and margins for the quarter. We continue to expect to close on the previously-announced merger with Quad/Graphics, Inc. in mid-2019.”

Net Sales

First quarter net sales were $845 million, down $84 million, or 9.1%, from the first quarter of 2018. After adjusting for acquisitions, divestitures, changes in foreign exchange rates, and pass-through paper sales, organic net sales decreased 4.6% from the first quarter of 2018. The decrease in organic net sales was largely due to lower volume in Magazine, Catalogs and Logistics, as well as Office Products, partially offset by volume growth in Book and price increases in Office Products.

GAAP Net Loss

The first quarter 2019 net loss was $126 million, or $3.79 per diluted share, compared to a net loss of $11 million, or $0.32 per diluted share, in the first quarter of 2018. The first quarter 2019 net loss included after-tax charges of $121 million, primarily due to a pension settlement charge related to the pension risk transfer transaction completed in January 2019. The first quarter 2018 net loss included after-tax charges of $7 million. These after-tax charges are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the first quarter of 2019 was $42 million, or 5.0% of net sales, compared to $53 million, or 5.7% of net sales, in the first quarter of 2018. The decrease in non-GAAP adjusted EBITDA was primarily due to volume declines and the sale of our European printing business at the end of the third quarter of 2018.

Non-GAAP net loss totaled $5 million, or $0.16 per diluted share, in the first quarter of 2019 compared to a non-GAAP net loss of $4 million, or $0.11 per diluted share in the first quarter of 2018. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

Segment Results

The Company reports its results using the following segments (1) Magazines, Catalogs and Logistics, (2) Book, (3) Office Products, and (4) other, which includes its Mexico operations, Directory, Print Management and Europe (until the Company disposed of its European operations in September 2018).

Magazines, Catalogs and Logistics

First quarter net sales in Magazines, Catalogs and Logistics were $403 million, a decrease of 5.4% from the first quarter of 2018. After adjusting for acquisitions, divestitures and pass-through paper sales, organic net sales decreased 9.8% from the first quarter of 2018. This organic sales decline was worse than the trend in recent quarters, as the pace and impact of digital disruption of demand for printed advertising and marketing materials has continued to accelerate.

Magazines, Catalogs and Logistics Segment GAAP loss from operations was $31 million, compared to a loss from operations of $14 million in the first quarter of 2018. Segment non-GAAP adjusted EBITDA in the first quarter was a negative $5 million and non-GAAP adjusted EBITDA margin was a negative 1.2% compared to non-GAAP adjusted EBITDA of $6 million in the first quarter of 2018 and non-GAAP adjusted EBITDA margin of 1.4%. The decrease in non-GAAP adjusted EBITDA was primarily due to the impact of lower volumes partially offset by the impact of synergies associated with the Company’s logistics acquisitions.

Book

First quarter net sales in Book were $260 million, an increase of 4.3% from the first quarter of 2018. After adjusting for pass-through paper sales, organic net sales increased 2.7% from the first quarter of 2018. The organic net sales increase was primarily driven by increased education book volume.

Book Segment GAAP income from operations was $13 million, an increase of $4 million compared to the first quarter of 2018. Segment non-GAAP adjusted EBITDA in the quarter was $26 million and non-GAAP adjusted EBITDA margin was 10.0%. The segment non-GAAP adjusted EBITDA margin increased 40 bps compared with the first quarter of 2018, primarily due to favorable product mix and cost reduction initiatives partially offset by the continued impact of a tight labor market and the resulting negative impact on productivity and wage rates.

Office Products

First quarter net sales in Office Products were $119 million, a decrease of 3.3% from the first quarter of 2018. After adjusting for changes in foreign exchange rates, organic net sales decreased 2.9% from the first quarter of 2018. The organic sales decline was primarily related to lower volume in filing and note-taking products partially offset by the impact of price increases implemented to pass along higher costs for materials and freight.

Office Products Segment GAAP income from operations was $8 million, an increase of $6 million compared to the first quarter of 2018. Non-GAAP adjusted EBITDA in the Office Products segment was $11 million for the quarter, an increase of $3 million compared to last year’s first quarter. Non-GAAP adjusted EBITDA margin increased 270 bps to 9.2% due to the impact of the price increases, a favorable mix of branded versus private label sales and synergies associated with the acquisition of Quality Park, partially offset an increase in wage rates.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

2019 Guidance

The Company reaffirms the following full-year guidance for 2019. This guidance does not include any impact related to the previously announced merger with Quad/Graphics, Inc..

Guidance
Net sales	$3.55 to $3.65 billion
Non-GAAP adjusted EBITDA	$250 to $290 million
Net pension income	$35 million
Non-GAAP adjusted EBITDA excluding net pension income	$215 to $255 million
Depreciation and amortization	$115 to $125 million
Interest expense	$75 to $79 million
Non-GAAP effective tax rate	27% to 31%
Capital expenditures	$75 to $85 million
Free cash flow (1)	$60 to $100 million
Diluted share count	34 to 35 million

(1)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment, merger-related expenses and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Investor Conference Call

Due to the pending merger with Quad, the Company will not host a conference call to review the first-quarter 2019 financial results.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws regarding the Company. These forward-looking statements relate to, among other things, the proposed transaction between the Company and Quad/Graphics and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

creation plans of the Company. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements may include, or be preceded or followed by, the words “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” or variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs and expectations regarding our business strategies, market potential, future financial performance, dividends, costs to be incurred in connection with the separation, results of pending legal matters, our goodwill and other intangible assets, price volatility and cost environment, our liquidity, our funding sources, expected pension contributions, capital expenditures and funding, our financial covenants, repayments of debt, off-balance sheet arrangements and contractual obligations, our accounting policies, general views about future operating results and other events or developments that we expect or anticipate will occur in the future. These forward-looking statements are subject to a number of important factors, including those factors disclosed in “Item 1A Risk Factors” in Part I in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019, that could cause our actual results to differ materially from those indicated in any such forward-looking statements. Additional factors include, but are not limited to: (1) the ability to complete the proposed transaction between the Company and Quad/Graphics on the anticipated terms and timetable; (2) the ability to obtain approval by the stockholders of the Company and shareholders of Quad/Graphics related to the proposed transaction and the ability to satisfy various other conditions to the closing of the proposed transaction contemplated by the merger agreement; (3) the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entities in connection with consummation of the proposed transaction; (4) the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; (6) the competitive market for our products and industry fragmentation affecting our prices; (7) inability to improve operating efficiency to meet changing market conditions; (8) changes in technology, including electronic substitution and migration of paper based documents to digital data formats; (9) the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; (10) the effects of global market and economic conditions on our customers; (11) the effect of economic weakness and constrained advertising; (12) uncertainty about future economic conditions; (13) increased competition as a result of consolidation among our competitors; (14) our ability to successfully integrate recent and future acquisitions; (15) factors that affect customer demand, including changes in postal rates, postal regulations, delivery systems and service levels, changes in advertising markets and customers’ budgetary constraints; (16) vulnerability to adverse events as a result of becoming a stand-alone company after separation from R. R. Donnelley & Sons Company (“RRD”), including the inability to obtain as favorable of terms from third-party vendors; (17) our ability to access debt and the capital markets due to adverse credit market conditions; (18) the effects of seasonality on our core businesses; (19) the effects of increases in capital expenditures; (20) changes in the availability or costs of key materials (such as paper, ink, energy, and other raw materials) or in prices received for the sale of by-products; (21) performance issues with key suppliers; (22) our ability to maintain our brands and reputation; (23) the retention of existing, and continued attraction of additional customers and key employees, including management; (24) the effect of economic and political conditions on a regional, national or international basis; (25) the effects of operating in international markets, including fluctuations in currency exchange rates; (26) changes in environmental laws and regulations affecting our business; (27) the ability to gain customer acceptance of our new products and technologies; (28) the effect of a material breach of or disruption to the security of any of our or our vendors’ systems; (29) the failure to properly use

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS AND REAFFIRMS FULL YEAR 2019 GUIDANCE

and protect customer and employee information and data; (30) the effect of increased costs of providing health care and other benefits to our employees; (31) the effect of catastrophic events; (32) potential tax liability of the separation; (33) the impact of the U.S. Tax Cuts and Jobs Act (“Tax Act”); (34) lack of history as an operating company and costs and other issues associated with being an independent company; (35) failure to achieve certain intended benefits of the separation; (36) failure of RRD or Donnelley Financial Solutions, Inc. to satisfy their respective obligations under agreements entered into in connection with the separation; (37) increases in requirements to fund or pay withdrawal costs or required contributions related to the Company’s pension plans and (38) the factors set forth in “Item 1A Risk Factors” in Part I in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019. We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2019 and December 31, 2018

(in millions, except share and per share data)

(UNAUDITED)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$13	$21
Receivables, less allowances for doubtful accounts of $16 in 2019 (2018 - $14)	616	617
Inventories	221	197
Income tax receivable	8	4
Prepaid expenses and other current assets	26	28

Total Current Assets	884	867

Property, plant and equipment-net	502	508
Goodwill	103	103
Other intangible assets-net	151	156
Right-of-use assets for operating leases	192	—
Deferred income taxes	25	27
Other noncurrent assets	90	93

Total Assets	$1,947	$1,754

Liabilities
Accounts payable	$330	$372
Accrued liabilities	235	199
Short-term and current portion of long-term debt	175	108
Short-term operating lease liabilities	45	—

Total Current Liabilities	785	679

Long-term debt	649	659
Pension liabilities	113	132
Restructuring and multi-employer pension liabilities	44	45
Long-term operating lease liabilities	153	—
Other noncurrent liabilities	50	61

Total Liabilities	1,794	1,576

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000
Issued: 35,542,151 shares in 2019 (2018: 35,029,565)	—	—
Additional paid-in capital	831	828
Accumulated deficit	(177)	(42)
Accumulated other comprehensive loss	(476)	(584)
Treasury stock, at cost: 2,032,134 shares in 2019 (2018: 1,888,205)	(25)	(24)

Total Equity	153	178

Total Liabilities and Equity	$1,947	$1,754

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018
Net sales	$845	$929

Cost of sales (1)	735	808
Selling, general and administrative expenses (SG&A) (1)	85	83
Restructuring, impairment and other charges-net	13	6
Depreciation and amortization	31	38

(Loss) from operations	(19)	(6)

Interest expense-net	19	20
Settlement of retirement benefit obligations	135	—
Investment and other (income)-net	(10)	(11)

(Loss) before income taxes	(163)	(15)

Income tax (benefit)	(37)	(4)

Net (loss)	$(126)	$(11)

Net (loss) per common share:
Basic net (loss) per share	$(3.79)	$(0.32)
Diluted net (loss) per share	$(3.79)	$(0.32)
Weighted-average number of common shares outstanding:
Basic	33.3	34.7
Diluted	33.3	34.7
Additional information:
Gross margin (1)	13.0%	13.0%
SG&A as a % of net sales (1)	10.1%	8.9%
Operating margin	nm	nm
Effective tax rate	22.7%	24.0%

(1)	Exclusive of depreciation and amortization

nm = not meaningful

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2019 and 2018

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
GAAP net (loss) income	$(138)	$(126)	$(16)	$(4)	$8

Adjustments:
Restructuring, impairment and other charges - net (1)	42	13	17	1	11
Settlement of retirement benefit obligations (2)	135	135	—	—	—
Expenses related to acquisitions, the Merger and dispositions (3)	16	7	6	2	1
Purchase accounting adjustments (4)	—	—	(1)	1	—
Depreciation and amortization	131	31	32	34	34
Interest expense - net	79	19	21	21	18
Income tax (benefit) expense (5)	—	(37)	(3)	35	5

Total Non-GAAP adjustments	403	168	72	94	69
Non-GAAP adjusted EBITDA	$265	$42	$56	$90	$77

Net sales	$3,742	$845	$939	$1,015	$943
Non-GAAP adjusted EBITDA margin %	7.1%	5.0%	6.0%	8.9%	8.2%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
GAAP net (loss) income	$(67)	$(11)	$(58)	$(3)	$5

Adjustments:
Restructuring, impairment and other charges - net (1)	129	6	42	60	21
Separation-related expenses (6)	3	—	—	1	2
Expenses related to acquisitions (3)	6	1	2	2	1
Purchase accounting adjustments (4)	2	3	(2)	1	—
Loss on debt extinguishment (7)	3	—	3	—	—
Depreciation and amortization	158	38	42	39	39
Interest expense - net	75	20	20	19	16
Income tax expense (benefit)	7	(4)	36	(23)	(2)

Total Non-GAAP adjustments	383	64	143	99	77
Non-GAAP adjusted EBITDA	$316	$53	$85	$96	$82

Net sales	$3,711	$929	$999	$935	$848
Non-GAAP adjusted EBITDA margin %	8.5%	5.7%	8.5%	10.3%	9.7%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for more information.

(2)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $135 million in settlement of retirement benefit obligations in the condensed consolidated statements of operations.

(3)

Expenses related to acquisitions, the Merger and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the agreement and plan of merger between the Company, Quad/Graphics, Inc. and QLC Merger Sub, Inc. (the “Merger”).

(4)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(5)

Income tax expense (benefit): The three months ended March 31, 2019 included a $34 million benefit associated with the Company's settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company's disposition of its European printing business on September 28, 2018.

(6)	Separation-related expenses: One-time transaction expenses associated with becoming a standalone company.
(7)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31, 2019		For the Three Months Ended March 31, 2018
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(126)	$(3.79)	$(11)	$(0.32)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	13	0.40	4	0.11
Settlement of retirement benefit obligations (2)	101	3.03	—	—
Expenses related to acquisitions and the Merger (3)	6	0.18	—	0.01
Purchase accounting adjustments (4)	—	—	2	0.07
Income tax adjustments (5)	1	0.02	1	0.02

Total Non-GAAP adjustments	121	3.63	7	0.21

Non-GAAP measures	$(5)	$(0.16)	$(4)	$(0.11)

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended March 31, 2019 and 2018 were affected by the pre-tax restructuring charges below of $13 million ($13 million after-tax) and $6 million ($4 million after-tax), respectively.

	For the Three Months Ended March 31,
	2019	2018
Employee termination costs (a)	$5	$4
Other restructuring charges (b)	6	3
Impairment charges - machinery and equipment (c)	2	—
Reduction of goodwill impairment charges (d)	—	(1)

Total restructuring, impairment and other charges - net	$13	$6

(a)

For the three months ended March 31, 2019, employee-related termination costs primarily resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment. For the three months ended March 31, 2018, employee-related termination costs resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment and the reorganization of certain business units.

(b)

The three months ended March 31, 2019 and 2018 included other facility costs and pension withdrawal obligations related to facility closures. The three months ended March 31, 2019 also included costs associated with new revenue opportunities and cost savings initiatives implemented during the quarter.

(c)

For the three months ended March 31, 2019, the Company recorded $2 million of net impairment charges related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics segment.

(d)

For the three months ended March 31, 2018, there was a reduction of $1 million of goodwill impairment charges as a result of a $1 million adjustment of previously recorded goodwill associated with prior acquisitions.

(2)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $135 million ($101 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations.

(3)

Expenses related to acquisitions and the Merger: The three months ended March 31, 2019 included pre-tax charges of $7 million ($6 million after-tax) primarily related to the Merger. The three months ended March 31, 2018 included pre-tax charges of $1 million (a de minimis amount of after-tax charges) related to legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)

Purchase accounting adjustments: The three months ended March 31, 2018 included pre-tax charges of $3 million ($2 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions.

(5)

Income tax adjustments: Included tax expense of $1 million for each of the three months ended March 31, 2019 and 2018 that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2019 and 2018 and Twelve Months Ended March 31, 2019

(in millions)

(UNAUDITED)

Total LSC Communications

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$3,742	$845	$939	$1,015	$943	$929

GAAP net (loss) income	(138)	(126)	(16)	(4)	8	(11)
Restructuring, impairment and other charges - net	42	13	17	1	11	6
Settlement of retirement benefit obligations	135	135	—	—	—	—
Expenses related to acquisitions, the Merger and dispositions	16	7	6	2	1	1
Purchase accounting adjustments	—	—	(1)	1	—	3
Depreciation and amortization	131	31	32	34	34	38
Interest expense - net	79	19	21	21	18	20
Income tax (benefit) expense	—	(37)	(3)	35	5	(4)

Non-GAAP Adjusted EBITDA	$265	$42	$56	$90	$77	$53

Non-GAAP Adjusted EBITDA margin	7.1%	5.0%	6.0%	8.9%	8.2%	5.7%
Net cash provided by (used in) operating activities	$162	($24)	$188	$0	($2)	($24)
Capital expenditures	(71)	(28)	(11)	(15)	(17)	(20)

Free cash flow	$91	($52)	$177	($15)	($19)	($44)

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2019 and 2018 and Twelve Months Ended March 31, 2019

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,743	$403	$476	$463	$401	$427

(Loss) income from operations	($48)	($31)	($12)	$1	($6)	($14)
Depreciation and amortization	61	15	15	16	15	16
Restructuring, impairment and other charges - net	27	11	10	—	6	4

Non-GAAP Adjusted EBITDA	$40	($5)	$13	$17	$15	$6

Non-GAAP Adjusted EBITDA margin	2.3%	(1.2)%	2.7%	3.7%	3.7%	1.4%
Capital expenditures	$25	$10	$4	$6	$5	$9

Book

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,066	$260	$258	$282	$266	$249

Income from operations	$62	$13	$9	$21	$19	$9
Depreciation and amortization	50	12	13	12	13	14
Restructuring, impairment and other charges - net	6	1	1	1	3	1

Non-GAAP Adjusted EBITDA	$118	$26	$23	$34	$35	$24

Non-GAAP Adjusted EBITDA margin	11.1%	10.0%	8.9%	12.1%	13.2%	9.6%
Capital expenditures	$39	$17	$6	$7	$9	$9

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2019 and 2018 and Twelve Months Ended March 31, 2019

(in millions)

(UNAUDITED)

Office Products

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$558	$119	$140	$145	$154	$123

Income from operations	$46	$8	$10	$15	$13	$2
Depreciation and amortization	12	3	2	4	3	4
Restructuring, impairment and other charges - net	5	—	4	—	1	1
Purchase accounting adjustments	—	—	—	—	—	1

Non-GAAP Adjusted EBITDA	$63	$11	$16	$19	$17	$8

Non-GAAP Adjusted EBITDA margin	11.3%	9.2%	11.4%	13.1%	11.0%	6.5%
Capital expenditures	$1	$—	$—	$—	$1	$—

Other

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$377	$63	$67	$125	$122	$130

Income from operations	$23	$4	$3	$9	$7	$7
Depreciation and amortization	7	1	2	2	2	4
Restructuring, impairment and other charges - net	1	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$31	$5	$6	$11	$9	$11

Non-GAAP Adjusted EBITDA margin	8.2%	7.9%	9.0%	8.8%	7.4%	8.5%
Capital expenditures	$3	$1	$0	$1	$1	$1

Corporate

	Q1 2019 TTM	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	($2)	$0	($2)	$0	$0	$0

Operating expenses	($54)	($13)	($21)	($5)	($15)	($10)
Investment and other (income)-net	(47)	(10)	(13)	(11)	(13)	(11)
Depreciation and amortization	1	—	—	—	1	—
Restructuring, impairment and other charges	3	1	1	—	1	—
Expenses related to acquisitions, the Merger and dispositions	16	7	6	2	1	1
Purchase accounting adjustments	—	—	(1)	1	—	2

Non-GAAP Adjusted EBITDA	$13	$5	($2)	$9	$1	$4

Capital expenditures	$3	$—	$1	$1	$1	$1

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

(in millions)

(UNAUDITED)

	2019	2018
Net (loss)	$(126)	$(11)
Adjustment to reconcile net (loss) to net cash (used in) operating activities:
Impairment charges	2	—
Depreciation and amortization	31	38
Provision for doubtful accounts receivable	3	2
Share-based compensation	3	3
Deferred income taxes	(34)	3
Settlement of retirement benefit obligations	135	—
Other	1	2
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(2)	56
Inventories	(24)	(33)
Prepaid expenses and other current assets	3	1
Accounts payable	(33)	(75)
Income taxes receivable	(4)	(8)
Accrued liabilities and other	21	(2)

Net cash (used in) operating activities	$(24)	$(24)

Capital expenditures	(28)	(20)
Acquisitions of businesses, net of cash acquired	(3)	1

Net cash (used in) investing activities	$(31)	$(19)

Payments of current maturities and long-term debt	(11)	(13)
Net proceeds from credit facility borrowings	67	55
Dividends paid	(9)	(9)
Other financing activities	(1)	(2)

Net cash provided by financing activities	$46	$31

Effect of exchange rate on cash and cash equivalents	1	1

Net (decrease) in cash, cash equivalents and restricted cash	$(8)	$(11)

Cash, cash equivalents and restricted cash at beginning of year	24	35

Cash, cash equivalents and restricted cash at end of period	$16	$24

Reconciliation to the Condensed Consolidated Balance Sheets	As of March 31, 2019	As of December 31, 2018
Cash and cash equivalents	$13	$21
Restricted cash included in prepaid expenses and other current assets	3	3

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$16	$24

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended March 31, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q1 2018 Net Sales as Reported	$427	$249	$123	$130	$929
Adjustments(1)	44	—	—	—	44

Q1 2018 Net Sales Pro Forma	$471	$249	$123	$130	$973

Q1 2019 Net Sales as Reported	$403	$260	$119	$63	$845
Adjustments(1)	—	—	—	—	—

Q1 2019 Net Sales Pro Forma	$403	$260	$119	$63	$845

As Reported % Change	(5.4%)	4.3%	(3.3%)	(52.0%)	(9.1%)
Pro Forma % Change	(14.3%)	4.3%	(3.3%)	(52.0%)	(13.2%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.4%)	(0.4%)	(0.1%)
Impact of pass-through paper sales	0.2%	1.6%	—%	(3.0%)	0.1%
Impact of dispositions (2)	(4.7%)	—%	—%	(47.6%)	(8.6%)

Q1 2019 Organic % Change (3)	(9.8%)	2.7%	(2.9%)	(1.0%)	(4.6%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended March 31, 2019.

For the three months ended March 31, 2018, the adjustments for net sales of acquired businesses reflect the net sales of RR Donnelley's Print Logistics business (acquired July 2, 2018).

(2)	Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018 and the sale of the Company's European printing business on September 28, 2018.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2019 RESULTS

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of March 31, 2019 and December 31, 2018

(in millions)

(UNAUDITED)

Total Liquidity (1)	March 31, 2019	December 31, 2018
Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	143	122

Amount available under the Revolving Credit Facility	$257	$278
Usage
Borrowings under Revolving Credit Facility	$133	$64
Impact on availability related to outstanding letters of credit	—	—

Total usage	$133	$64

Availability (3)	$124	$214
Cash	13	21

Net Available Liquidity	$137	$235

Short-term and current portion of long-term debt	$175	$108
Long-term debt	649	659

Total debt	$824	$767

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2019 and the year ended December 31, 2018	$265	$276
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA (4))	3.11	2.78

Credit Agreement Consolidated Leverage Ratio (5)	2.82	2.54

Estimated Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the estimated discount rate used to value benefit obligations as of March 31, 2019, the Company estimates unfunded status of the pension benefit plans would approximate $105 million compared to $137 million at December 31, 2018.

	Qualified	Non-Qualified & International	Total
Estimated pension liabilities	$1,942	$90	$2,032
Estimated pension assets	1,923	4	1,927

Estimated unfunded status at March 31, 2019	$(19)	$(86)	$(105)

(1)	Liquidity does not include uncommitted credit facilities located outside of the U.S.
(2)

The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $133 million and $64 million of borrowings under the Revolving Credit Facility as of March 31, 2019 and December 31, 2018, respectively.

(3)

The Company would have had the ability to utilize $257 million of the $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of March 31, 2019. Availability under the Revolving Credit Facility was reduced by $133 million in borrowings.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.
(5)

The Consolidated Leverage Ratio as defined in the Credit Agreement was 2.82 at March 31, 2019 compared to a maximum permitted ratio under the Credit Agreement of 3.25, which steps down to 3.00 on March 31, 2020. The Consolidated Leverage Ratio was 2.54 at December 31, 2018. The full definition of Consolidated Leverage Ratio is included in the Credit Agreement filed as an exhibit to the quarterly report on Form 10-Q for the three months ended March 31, 2019.